EXHIBIT 99.1

April 20, 2005

Board of Directors
American River Bankshares
1545 River Park Dr., Suite 107
Sacramento, CA 95815

Gentlemen,

My term as a class II director expires on May 19, 2005 and I choose not to stand for re-election for an additional term. It is my pleasure to have served on the board of American River Bankshares and American River Bank since January 1, 1986.

It has been my expressed desire, since being re-elected to this present term, to retire at the end of my current term, and I am doing so willingly without having any disagreement with the bank or its holding company, or its operations, policies or procedures.

Sincerely,

/s/ SAM J. GALLINA
-------------------------------
Sam J. Gallina



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